Exhibit 1.1

EXECUTION VERSION

NUVASIVE, INC.

(a Delaware corporation)

$350,000,000

Convertible Senior Notes due 2017

UNDERWRITING AGREEMENT

Dated: June 22, 2011

NUVASIVE, INC.

(a Delaware corporation)

$350,000,000

Convertible Senior Notes due 2017

UNDERWRITING AGREEMENT

June 22, 2011

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Goldman, Sachs & Co.

as Representatives of the several Underwriters

c/o	Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York 10036

c/o	Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Ladies and Gentlemen:

NuVasive, Inc., a Delaware corporation (the “Company”), confirms its agreement (this “Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Goldman, Sachs & Co. and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch and Goldman, Sachs & Co. are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in said Schedule A of $350,000,000 aggregate principal amount of the Company’s Convertible Senior Notes due 2017 (the “Initial Securities”) and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option to purchase all or any part of an additional $52,500,000 aggregate principal amount of its Convertible Senior Notes due 2017 (the “Option Securities” and, together with the Initial Securities, the “Securities”) to cover overallotments. The Securities are to be issued pursuant to an indenture dated as of June 28, 2011 (the “Indenture”) between the Company and U.S. Bank, National Association, as trustee (the “Trustee”).

In connection with the offering of the Initial Securities, the Company and Bank of America, N.A. and Goldman, Sachs & Co. (the “Call Spread Counterparties”) are entering into convertible note hedge transactions and warrant transactions pursuant to convertible note hedge confirmations (the “Base Bond Hedge Confirmations”) and warrant confirmations (the “Base Warrant Confirmations” and, together with the Base Bond Hedge Confirmation, the “Base Call Spread Confirmations”), each dated the date hereof, and in connection with the issuance of any Option Securities, the Company and the Call Spread Counterparties may enter into additional convertible note hedge transactions and warrant transactions pursuant to convertible note hedge confirmations and warrant confirmations (together with the Base Warrant Confirmations, the “Warrant Confirmations”), each to be dated the date of issuance of such Option Securities (together with the Base Call Spread Confirmations, the “Call Spread Confirmations”).

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (together with the rules and regulations promulgated thereunder, the “1939 Act”).

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-175045) covering the public offering and sale of certain securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) under the 1933 Act Regulations (“Rule 462(e)”). Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B. Each preliminary prospectus used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the Securities in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”). The final prospectus, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 10:00 P.M., New York City time, on June 22, 2011 or such other time as agreed by the Company and the Representatives.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time and the most recent preliminary prospectus (including any documents incorporated therein by reference) that is included in the Registration Statement as of the Applicable Time, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), or (iv) the Final Term Sheet (as defined below).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “1934 Act”), incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:

(i) Registration Statement and Prospectuses. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and the Securities have been and remain eligible for registration by the Company on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act Regulations. Each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”).

(ii) Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this subsection shall not apply to (i) the Statement of Eligibility (Form T-1) of the Trustee under the 1939 Act or (ii) statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the first paragraph under the heading “Underwriting–Commissions and Discounts,” the information in the first, second and third paragraphs under the heading “Underwriting–Price Stabilization, Short Positions”, the second paragraph under the heading “Underwriting–Convertible Note Hedge and Warrant Transactions” and the information under the heading “Underwriting–Electronic Distribution” in each case contained in the Prospectus (collectively, the “Underwriter Information”).

(iii) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 under the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

(iv) Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption of Rule 163, and (D) as of the Applicable Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405).

(v) Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vi) No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) since the respective dates as of which information is given in the General Disclosure Package, there has not been any change in the capital stock (except for changes made in the ordinary course of business consistent with past practice pursuant to the Company’s equity plans in existence prior to the date of this Agreement, and other than the exercise of options and warrants outstanding prior to the date of this Agreement) or long-term debt of the Company or any of its subsidiaries, (B) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise (a “Material Adverse Effect”), (C) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (D) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(vii) Financial Statements. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be stated in the notes to said financial statements. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or information or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations;

(viii) Title to Property. The Company and its subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them, in each case which is material to the business of the Company and free and clear of all liens, encumbrances and defects except such as are described in the General Disclosure Package or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(ix) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of the Company has been duly incorporated or organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

(x) Capitalization. The Company has an authorized capitalization as set forth in the General Disclosure Package, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(xi) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company;

(xii) Authorization of the Securities and the Indenture. The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement and authenticated by the Trustee, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture under which they are to be issued; the Indenture has been duly authorized and duly qualified under the 1939 Act and, when executed and delivered by the Company and the Trustee, the Indenture will constitute a valid and legally binding instrument of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Securities and the Indenture will conform to the descriptions thereof in the General Disclosure Package and the Prospectus and will be in substantially the form previously delivered to you;

(xiii) Authorization of the Call Spread Confirmations. The Call Spread Confirmations have been duly authorized and, when executed and delivered by the Company, the Call Spread Confirmations will constitute valid and legally binding instruments of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Call Spread Confirmations will conform to the descriptions thereof in the General Disclosure Package and the Prospectus;

(xiv) Authorization of the Common Stock. Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible pursuant to the terms of the Indenture into cash, the common stock of the Company, par value $0.001 (the “Common Stock”) or a combination thereof at the Company’s election in accordance with the terms of the Securities; the Company has reserved for issuance the maximum number of shares of Common Stock issuable upon conversion of the Securities (assuming the Company elects to deliver solely Common Stock upon conversion of the Securities) contingent upon the Company receiving the requisite approval from the holders of its Common Stock to amend the Certificate of Incorporation to increase the number of authorized and unissued shares of Common Stock to an amount sufficient for conversion in full of the Securities into Common Stock; such Common Stock, when issued upon conversion of the Securities in accordance with the terms of the Securities and the Indenture, will be validly issued, fully paid and nonassessable, and any issuance of such Common Stock will not be subject to any preemptive or similar rights; and any Common Stock issuable upon conversion of the Securities will conform to the description of the Common Stock contained in the General Disclosure Package and the Prospectus;

(xv) Absence of Manipulation. Prior to the date hereof, neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities;

(xvi) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and have been waived;

(xvii) Absence of Conflicts. The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture, the Call Spread Confirmations and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of any subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, other than any conflict, breach violation or default that would not, individually or in the aggregate, have a Material Adverse Effect, nor will such action result in any violation of the provisions of (i) the Certificate of Incorporation or By-laws, each as amended through the date of this Agreement, of the Company or (ii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except in the case of (ii) as would not, individually or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, the Indenture or the Call Spread Confirmations, except for the qualification of the Indenture under the 1939 Act in connection with the filing of such registration statement and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries;

(xviii) Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (i) in violation of its Certificate of Incorporation or By-laws, each as amended through the date of this Agreement, (ii) in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, other than, in the case of clause (ii) of this paragraph, any such default that would not have a Material Adverse Effect, or (iii) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not have a Material Adverse Effect;

(xix) Subsidiaries. The Company does not have any “significant subsidiaries” as such term is defined in Rule 1-02 of Regulation S-X of the 1933 Act;

(xx) Business with Cuba. Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

(xxi) Compliance with FDA Regulations. The Company and its subsidiaries are in compliance in all material respects with all applicable rules, regulations and policies of the Food and Drug Administration of the U.S. Department of Health and Human Services or any committee thereof (the “FDA”) and any other U.S. or foreign government or drug or medical device regulatory agency which has authority over the Company or any of its subsidiaries;

(xxii) Submissions to Government Authorities. Neither the Company, nor any employee of the Company, nor any person retained by and acting on behalf of the Company, has made any false statements or material omissions in any submission to the FDA or any analogous foreign governmental authority;

(xxiii) Communications with the FDA. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not received any written correspondence from the FDA, or any other analogous foreign governmental authority indicating that its products or product candidates are unsafe or ineffective for their intended uses, or that the FDA or any analogous foreign governmental authority will issue a rejection with respect to its products or product candidates and the Company is not aware of any set of facts as of the date of this Agreement which would require the Company to recall, to issue a safety alert or to take a repair/replace/refund action in the U.S. or any similar action in a foreign jurisdiction with respect to any of its products or to cease further distribution or marketing of commercially available products pending further approval, clearance, or authorization from the FDA or an analogous foreign governmental authority or to change the device classification or statutory product categorization of any product or to terminate or suspend any clinical testing of any product or product candidates and the Company is not currently conducting any recall or repair/replace/refund action and is not the subject of any warning letter or untitled letter or any criminal, civil money penalty, injunction or seizure proceeding due to noncompliance with any FDA requirement, or, to the knowledge of the Company, subject to any non-facility investigation relating to its products by the FDA, in each case, as would not result in a Material Adverse Effect;

(xxiv) Absence of Unlawful Payments. No officer or director of the Company nor, to the knowledge of the Company, any other employee or agent of the Company, nor any other person acting on behalf of, nor any other person directly or indirectly owned or controlled by, the Company, acting alone or together, has (i) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or other economic benefits, regardless of their nature or type, from any customer, supplier, trading company, shipping company, governmental employee or other person with whom the Company has done business, directly or indirectly, or (ii) directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, trading company, shipping company, governmental employee or other person who is or may be in a position to help or hinder the Company (or assist the Company in connection with any actual or proposed transaction) which, in the case of clauses (i) or (ii), would subject the Company to any damage or penalty in any civil or criminal litigation or administrative proceeding;

(xxv) Absence of Conflicts with FDA Indications for Use. The Company has not unlawfully disseminated information or engaged in any promotional activities about the use of its products which deviates in any material respect from the FDA-cleared or approved indications for use of such products;

(xxvi) Descriptions in the General Disclosure Package and the Prospectus. The statements set forth in the General Disclosure Package and the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Common Stock and the Company’s Series A Participating Preferred Stock, and under the captions “Risk Factors—Risks Related to Our Business and Industry—If we fail to obtain, or experience significant delays in obtaining, FDA clearances or approvals for our future products or product enhancements, our ability to commercially distribute and market our products could suffer,” “—If clinical trials of our current or future product candidates do not produce results necessary to support regulatory approval in the United States, we will be unable to commercialize these products,” “Risk Factors—Risks Related to Our Intellectual Property and Potential Litigation—We are currently involved in several patent litigation actions, including an action involving Medtronic, and, if we do not prevail in this action against Medtronic, we could be liable for past damages and might be prevented from making, using, selling, offering to sell, importing or exporting certain of our products” and “Our ability to protect our intellectual property and proprietary technology through patents and other means is uncertain” and under the caption “Description of Other Indebtedness,” insofar as they purport to describe the provisions of the laws, legal proceedings and documents referred to therein, are accurate and fair summaries;

(xxvii) Statistical and Market-Related Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in each of the General Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects;

(xxviii) Absence of Proceedings. Other than as set forth in the General Disclosure Package, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(xxix) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required;

(xxx) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the Nasdaq Global Select Market, state securities laws or the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”);

(xxxi) Periodic and Other Reports. The Company is subject to Section 13 or 15(d) of the 1934 Act;

(xxxii) Investment Company Act. The Company is not, and after giving effect to the issuance and sale of the Securities and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the United States Investment Company Act of 1940, as amended (the “1940 Act”);

(xxxiii) Accounting Controls. The Company and each of its subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the 1934 Act) that complies with the requirements of the 1934 Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Except as disclosed in the General Disclosure Package, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(xxxiv) Absence of Change in Accounting Controls. Since the date of the latest audited financial statements included or incorporated by reference in the General Disclosure Package, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(xxxv) Disclosure Controls. The Company and each of its subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the 1934 Act) that comply with the requirements of the 1934 Act and have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(xxxvi) Independent Accountants. Ernst & Young LLP, which has audited certain financial statements of the Company and its subsidiaries is an independent registered public accounting firm as required by the 1933 Act and the rules and regulations of the Commission thereunder;

(xxxvii) Environmental Laws. (i) The Company and its subsidiaries (x) are, and at all prior times were, in material compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in material compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; and (ii) except as described in each of the General Disclosure Package and the Prospectus, (x) there are no proceedings that are pending, or, to the best of the Company’s knowledge, threatened, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed and (y) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xxxviii) Intellectual Property. The Company and its subsidiaries own or possess valid and enforceable licenses to use all patents, patent applications, inventions, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other intellectual property necessary for the conduct of their respective businesses as currently being conducted or proposed to be conducted with respect to the Company’s product in clinical trial as described in Part 1, Item 1 of the Company’s 2010 Form 10-K under the caption “Development Projects” (“Intellectual Property”); and to the knowledge of the Company, the conduct of such businesses will not conflict in any material respect with any valid and enforceable rights of others. To the knowledge of the Company, none of the patents owned or licensed by the Company that are material to the Company’s and its subsidiaries’ respective businesses is invalid or unenforceable, with the exception, if applicable, of those patents currently under reexamination before the U.S. Patent and Trademark Office to the extent the same are ultimately found to be invalid or unenforceable as further disclosed in the Disclosure Package; and the Company is not aware of any basis for a finding that any of the Intellectual Property is invalid or unenforceable. All Intellectual Property owned by the Company or its subsidiaries is free and clear of all material liens, encumbrances, defects or other restrictions. The Company and its subsidiaries have taken commercially reasonable actions to maintain and protect all registered Intellectual Property owned or controlled by the Company or its subsidiaries, including payment of applicable maintenance fees, filing of applicable statements of use, timely response to office actions, and disclosure of any required information.

(xxxix) Compliance with Laws Relating to Intellectual Property. To the Company’s knowledge, the Company and its subsidiaries are in material compliance with all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the Intellectual Property owned by the Company and its subsidiaries.

(xl) Absences of Impairment of Use of Intellectual Property. Except as described in each of the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is (A) subject to any judgment, order, writ, injunction or decree of any court or any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, or (B) has entered into or is a party to any contract, in each case, which materially restricts or impairs its use of any Intellectual Property.

(xli) Confidential Information. The Company and its subsidiaries have taken all commercially reasonable actions to protect their rights in confidential information and trade secrets, protect any confidential information provided to them by any other person, and obtain ownership of all works of authorship and inventions made by its employees, consultants and contractors and which relate to the Company’s business. All founders, key employees and any other employees involved in the development of software for the Company have signed confidentiality and invention assignment agreements with the Company, except for such failure as would not have a Material Adverse Effect.

(xlii) Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as, in the Company’s reasonable judgment, are prudent and customary in the business in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business;

(xliii) Possession of Licenses and Permits. The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except for such failure as would not have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit;

(xliv) Stock Options. Except as described in each of the General Disclosure Package and the Prospectus, with respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option designated by the Company at the time of grant as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee or representative thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the material terms of the Company Stock Plans, the 1934 Act and all other applicable laws and regulatory rules or requirements, including the rules of the Nasdaq Global Select Market and any other exchange on which Company securities are traded, (iv) the per share exercise price of each Stock Option was equal to or greater than the fair market value of a share of Common Stock on the applicable Grant Date since the date the Company became subject to Section 13 or 15(d) of the 1934 Act and (v) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the 1934 Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options for purposes of improperly manipulating the grantee’s strike price in connection with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects;

(xlv) Absence of Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders or other affiliates of the Company or any of its subsidiaries, on the other, that would be required by the 1933 Act to be described in a registration statement to be filed with the Commission and that is not so described in each of the General Disclosure Package and the Prospectus;

(xlvi) Payment of Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be filed through the date hereof, or filed extensions as permitted by law with adequate reserves therefor on the Company’s balance sheet, and except in each case as would not result in a Material Adverse Effect; and except as otherwise disclosed in each of the General Disclosure Package and the Prospectus, the Company is not aware of any tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets;

(xlvii) Absence of Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or any of the Company’s subsidiaries’ principal suppliers, contractors or customers;

(xlviii) Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur; (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section

4043(c) of ERISA) has occurred or is reasonably expected to occur; and (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA), except for any failure, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(xlix) Absence of Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company;

(l) Absence of Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities;

(li) Compliance with the Sarbanes-Oxley Act. Except as described in the General Disclosure Package, there is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications;

(lii) Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(liii) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened; and

(liv) OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is currently the subject of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any of its subsidiaries, joint venture partners or other person, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule A, the aggregate principal amount of Initial Securities set forth in Schedule A, plus any additional principal amount of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject to such adjustments as Merrill Lynch in its discretion shall make to ensure that any sales or purchases are in authorized denominations.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase the Option Securities, at the price set forth in Schedule A. The option hereby granted may be exercised for 13 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the amount of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor, except for an exercise of the option prior to the Closing Time, earlier than two business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total principal amount of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total principal amount of Initial Securities, subject in each case to such adjustments as Merrill Lynch in its discretion shall make to ensure that any sales or purchases are in authorized denominations.

(c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Davis Polk & Wardwell LLP, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (New York City time) on the third (or fourth, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d) Denominations; Registration. The Initial Securities and the Option Securities, if any, shall be in such denominations ($1,000 or integral multiples thereof) and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The Global Notes representing the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (New York City time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

(e) Appointment of Qualified Independent Underwriter. The Company hereby confirms its engagement of Merrill Lynch as, and Merrill Lynch hereby confirms its agreement with the Company to render services as, a “qualified independent underwriter” within the meaning of FINRA Rule 5121 (or any successor rule) adopted by FINRA (“Rule 5121”), with respect to the offering and sale of the Securities. Merrill Lynch, solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the “QIU.”

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Representatives promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will use its reasonable best efforts to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(f) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(g) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch and Goldman, Sachs & Co., (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company (x) upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus or (y) upon the exercise of any warrant under any Warrant Confirmation or upon the termination thereof or (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus or (D) issuances of Common Stock, options, warrants or other convertible or exchangeable securities relating to the Common Stock, in connection with any merger, acquisition, business combination or other strategic or commercial relationship, to a third party or group of third parties, in an amount not to exceed 6% of the Company’s fully-diluted shares of Common Stock outstanding immediately after giving effect to the offering of the Securities contemplated hereby, as consideration in connection with acquisitions by the Company or any of its subsidiaries; provided, however, in the case of clause (D), such third party or group of third parties receiving the Common Stock, options, warrants or other convertible or exchangeable securities relating to Common Stock agrees to be bound in writing by a lock-up agreement substantially in the form of Exhibit A hereto. Notwithstanding the foregoing, if, in the judgment of the Representatives, the provisions of FINRA Rule 2711(f) apply with respect to the Common Stock and (1) during the last 17 days of the 90-

day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will issue an earnings release or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 90-day restricted period, the restrictions imposed in this clause (i) shall continue to apply until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, unless Merrill Lynch and Goldman, Sachs & Co. waive, in writing, such extension. Nothing in this Section 3(g) shall prevent the Company from filing any registration statements on Form S-8 relating to employee benefit plans or on Form S-4 relating to corporate reorganizations or other transactions under Rule 145.

(h) Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934Act Regulations. Additionally, the Company shall report the use of proceeds from the issuance of the Shares as may be required under Rule 463 under the 1933 Act.

(i) Final Term Sheet; Issuer Free Writing Prospectuses. The Company will prepare a final term sheet (the “Final Term Sheet”), in the form set forth in Schedule C hereto, reflecting the final terms of the Securities, in form and substance satisfactory to the Representatives, and shall file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business two business days after the date hereof; provided that the Company shall furnish the Representatives with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives or counsel to the Underwriters shall object. The Company agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) preparation, issuance and delivery of the Securities to the Underwriters and any Common Stock issuable upon conversion thereof, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) all fees and expenses of the Trustee and any expenses of any transfer agent or registrar for the Securities or any Common Stock issuable upon conversion of the Securities, (vi) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, travel and lodging expenses of the representatives and officers of the Company, (vii) the fees and expenses incurred in connection with the listing of any Common Stock issuable upon conversion of the Securities on the Nasdaq Global Select Market and (viii) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(ii).

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or (iii) or Section 10 (and in the case of a Section 10 default, solely the non-defaulting underwriters) hereof, the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of its subsidiaries, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information. The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b) Opinion of Counsel for Company. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of DLA Piper LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request.

(c) Opinion of Patent Counsel for Company. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Jonathan D. Spangler, Vice President and Chief Patent Counsel for the Company, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit C hereto and to such further effect as counsel to the Underwriters may reasonably request.

(d) Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion and negative assurance letter, each dated the Closing Time, of Davis Polk & Wardwell LLP, counsel for the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters, in form and substance satisfactory to the Representatives.

(e) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, and the Representatives shall have received a certificate of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(f) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(g) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(h) Approval of Listing. At the Closing Time, the maximum number of shares of Common Stock issuable upon conversion of the Securities (assuming the Company elects to deliver solely Common Stock upon conversion of the Securities) shall have been approved for listing on the Nasdaq Global Select Market, subject only to official notice of issuance.

(i) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received agreements substantially in the form of Exhibit A hereto signed by each of the executive officers and directors of the Company.

(j) Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as such term is defined in Section 3(a)(62) of the 1934 Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(k) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any of its subsidiaries hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

(ii) Opinion of Counsel for Company. If requested by the Representatives, the favorable opinion of DLA Piper LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iii) Opinion of Patent Counsel for Company. If requested by the Representatives, the favorable opinion of Jonathan D. Spangler, Vice President and Chief Patent Counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv) Opinion of Counsel for Underwriters. If requested by the Representatives, the favorable opinion and negative assurance letter of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion and negative assurance letter required by Section 5(d) hereof.

(v) Bring-down Comfort Letter. If requested by the Representatives, a letter from Ernst & Young LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(g) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(l) Additional Documents. At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(m) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 14 and 15 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus or Prospectus of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; provided, that, if indemnity is sought pursuant to Section 6(e), then, in addition to the fees and expenses of such counsel for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one counsel (in addition to any local counsel) separate from its own counsel and that of the other indemnified parties for the QIU in its capacity as a “qualified independent underwriter” and all persons, if any, who control the QIU within the meaning of Section 15 of the 1933 Act or Section 20 of 1934 Act in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances if, in the reasonable judgment of the QIU, there may exist a conflict of interest between the QIU and the other indemnified parties. Any such separate counsel for the QIU and such control persons of the QIU shall be designated in writing by the QIU. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) Indemnification of QIU. In addition to and without limitation of the Company’s obligation to indemnify Merrill Lynch as an Underwriter, the Company also agrees to indemnify and hold harmless the QIU, its Affiliates and selling agents and each person, if any, who controls the QIU within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, incurred as a result of the QIU’s participation as a “qualified independent underwriter” within the meaning of Rule 5121 in connection with the offering of the Securities.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that Merrill Lynch will not receive any additional benefits hereunder for serving as the QIU in connection with the offering and sale of the Securities.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the aggregate principal amount of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Global Select Market, or (iv) if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 14 and 15 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then the Company shall be entitled to a further period of 24 hours within which to procure other persons satisfactory to the non-defaulting Underwriters, to purchase such Defaulted Securities upon such terms. After giving effect to any arrangements for the purchase of the Defaulted Securities by the Representatives and the Company as provided in the previous sentence:

(i) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Merrill Lynch at One Bryant Park, New York, New York 10036, attention of Syndicate Department, with a copy to ECM Legal, and to Goldman, Sachs & Co. at 200 West Street, New York, New York 10282, attention of Registration Department; notices to the Company shall be directed to it at 7475 Lusk Boulevard, San Diego, California 92121, attention of Jason Hannon, General Counsel.

SECTION 12. No Advisory or Fiduciary Relationship; U.S. Patriot Act. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries or their respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of its subsidiaries on other matters) and no Underwriter has any obligation to the Company with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

SECTION 13. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 15. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 16. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 17. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 19. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours, NUVASIVE, INC.

By	/s/ Michael Lambert
Title:

CONFIRMED AND ACCEPTED, as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

GOLDMAN, SACHS & CO.

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By	/s/ Merrill Lynch
Authorized Signatory

By:	GOLDMAN, SACHS & CO.

By:	/s/ Goldman Sachs
Goldman, Sachs & Co.

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

The initial public offering price of the Securities shall be 100.00% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

The purchase price to be paid by the Underwriters for the Securities shall be 97.50% of the principal amount thereof.

The interest rate on the Securities shall be 2.75% per annum.

Name of Underwriter	Principal Amount of Securities
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$175,000,000
Goldman, Sachs & Co.	$175,000,000
Total	$350,000,000

Sch A-1

SCHEDULE B

Free Writing Prospectuses

Press Release of the Company entitled “NuVasive to Offer $325 Million Convertible Senior Notes Due 2017,” dated June 21, 2011.

Press Release of the Company entitled “NuVasive Prices $350 Million Convertible Senior Notes Due 2017,” dated June 22, 2011.

Final Term Sheet (as set forth in Schedule C hereto).

Sch B - 1

SCHEDULE C

Final Term Sheet

Pricing Term Sheet Dated June 22, 2011

NuVasive, Inc.

2.75% Convertible Senior Notes due 2017

The information in this pricing term sheet relates only to NuVasive, Inc.’s offering (the “Offering”) of its 2.75% Convertible Senior Notes due 2017 and should be read together with the preliminary prospectus dated June 21, 2011 relating to the Offering (the “Preliminary Prospectus”), including the documents incorporated by reference therein, filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which is included in Registration Statement No. 333-175045.

Issuer:	NuVasive, Inc., a Delaware corporation.

Ticker /Exchange for Common Stock:	NUVA / The NASDAQ Global Select Market (“NASDAQ”).

Securities Offered:	2.75% Convertible Senior Notes due 2017 (the “Notes”).

Aggregate Principal Amount Offered:

$350,000,000 aggregate principal amount of Notes, plus up to an additional $52,500,000 aggregate principal amount for purchase by the underwriters at their option solely to cover over-allotments, if any.

Maturity Date:	July 1, 2017, unless earlier repurchased or converted.

Interest Rate:	2.75% per year, payable semi-annually in arrears.

Interest Payment Dates:	January 1 and July 1 of each year, beginning on January 1, 2012.

NASDAQ Last Reported Sale Price on June 22, 2011:	$32.41 per share of the Issuer’s common stock.

Conversion Premium:	Approximately 30% above the NASDAQ Last Reported Sale Price on June 22, 2011.

Initial Conversion Price:	Approximately $42.13 per share of the Issuer’s common stock.

Initial Conversion Rate:	23.7344 shares of the Issuer’s common stock per $1,000 principal amount of Notes.

Use of Proceeds:

The Issuer estimates that the proceeds from the Offering will be approximately $340,650,000 (or $391,837,500 if the underwriters exercise their over-allotment option to purchase additional Notes in full), after deducting underwriters’ discounts and estimated offering expenses.

The Issuer entered into convertible note hedge transactions with one or more of the underwriters or their affiliates (the “Counterparties”). The Issuer also entered into warrant transactions with the Counterparties. The Issuer intends to use approximately $28,000,000 of the net proceeds from the Offering to pay the cost of the convertible note hedge transactions (after such cost is partially offset by the proceeds to the Issuer from the sale of the warrant transactions). If the underwriters exercise their overallotment option to purchase additional Notes, the Issuer may sell additional warrants and use a portion of the net proceeds from the sale of the additional Notes and from the sale of additional warrants to enter into additional convertible note hedge transactions.

The Issuer intends to use the remainder of the net proceeds from the Offering for general corporate purposes and to purchase up to $230,000,000 in aggregate principal amount of its outstanding 2.25% Existing Senior Convertible Notes due 2013 (the “Existing Notes”). See “Use of Proceeds” in the Preliminary Prospectus.

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Commissions and Discounts:

The representatives have advised the Issuer that the underwriters propose to offer the Notes at a price of 100.00% of the principal amount of Notes, plus accrued interest from the Settlement Date, if any, and to dealers at that price less a concession not in excess of 1.50% of the principal amount of the Notes, plus accrued interest from the Settlement Date, if any.

The following table shows the public offering price, underwriting discount and proceeds before expenses to the Issuer. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Note	Without Option	With Option
Public offering price (1)	100.00%	$350,000,000	$402,500,000
Underwriting discounts and commissions	2.50%	$8,750,000	$10,062,500
Proceeds, before expenses, to the Issuer	97.50%	$341,250,000	$392,437,500

(1)	Plus accrued interest, if any, from June 28, 2011

The expenses of the Offering, not including the underwriting discount, are estimated at $600,000 and are payable by the Issuer.

Trade Date:	June 23, 2011.

Settlement Date:	June 28, 2011.

CUSIP:	670704 AC9

ISIN:	US670704AC96

Joint Book-Running Managers:	BofA Merrill Lynch Goldman, Sachs & Co.

FINRA Regulations:	Goldman, Sachs & Co., an underwriter in the Offering, and/or its affiliates hold certain Existing Notes as part of their trading operations. As described in the “Use of Proceeds” section of the Preliminary Prospectus, the Issuer intends to use a portion of the net proceeds from the Offering to purchase certain Existing Notes. In connection with such purchase, the Issuer may use more than 5% of the net proceeds from the Offering to purchase Existing Notes held by Goldman, Sachs & Co. and/or its affiliates. Because of the manner in which the proceeds will be used, the Offering will be conducted in accordance with FINRA Rule 5121. This rule requires, among other things, that a qualified independent underwriter has participated in the preparation of, and has exercised the usual standards of “due diligence” with respect to, the registration statement and the prospectus relating to the Offering. Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to act as qualified independent underwriter for the Offering and to undertake the legal responsibilities and liabilities of an underwriter under the Securities Act of 1933, specifically including those inherent in Section 11 of the Securities Act. Goldman, Sachs & Co. will not confirm sales of the notes to any account over which it exercises discretionary authority without the specific written approval of the customer.

Adjustment to Conversion Rate Upon a Make-Whole Fundamental Change:

The following table sets forth the increase, if any, to the conversion rate, expressed as a number of additional shares per $1,000 in principal amount of the Notes, for conversions in connection with a “make-whole fundamental change” (as defined in the “Description of Notes” section of the Preliminary Prospectus).

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	Make-Whole Reference Date
	June 28, 2011	July 1, 2012	July 1, 2013	July 1, 2014	July 1, 2015	July 1, 2016	July 1, 2017
Stock Price
$32.41	7.1202	7.1202	7.1202	7.1202	7.1202	7.1202	7.1202
$35.00	6.0656	6.0136	5.9375	5.7788	5.4902	4.9727	4.8370
$40.00	4.6146	4.4366	4.2096	3.8793	3.3877	2.5933	1.2656
$42.13	4.1600	3.9519	3.6881	3.3199	2.7895	1.9599	0.0000
$45.00	3.6593	3.4232	3.1289	2.7322	2.1818	1.3627	0.0000
$50.00	3.0043	2.7484	2.4344	2.0305	1.5010	0.7890	0.0000
$60.00	2.1913	1.9465	1.6554	1.3047	0.8869	0.4167	0.0000
$80.00	1.4128	1.2302	1.0230	0.7894	0.5361	0.2723	0.0000
$100.00	1.0345	0.9000	0.7491	0.5812	0.3993	0.2057	0.0000
$125.00	0.7506	0.6553	0.5477	0.4274	0.2953	0.1526	0.0000
$150.00	0.5664	0.4964	0.4164	0.3261	0.2262	0.1171	0.0000
$200.00	0.3399	0.3003	0.2538	0.2000	0.1395	0.0725	0.0000

The exact stock prices and make-whole reference dates may not be set forth in the table above, in which case:

if the stock price is between two stock price amounts in the table or the make-whole reference date is between two dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year;

if the stock price is greater than $200.00 per share, subject to adjustment in the same manner as the stock prices set forth in the row headers of the table above, no increase will be made to the conversion rate; and

if the stock price is less than $32.41 per share, subject to adjustment in the same manner as the stock prices set forth in the row headers of the table above, no increase will be made to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate exceed 30.8546 shares of the Issuer’s common stock per $1,000 principal amount of Notes, subject to adjustment in the same manner as the conversion rate as set forth under “Description of Notes—Conversion Rights—Conversion Rate Adjustments” in the Preliminary Prospectus.

The following table sets forth the Issuer’s capitalization as of March 31, 2011 on an as adjusted basis to give effect to the Issuer’s receipt of the net proceeds from the Offering of $340,650,000 after deducting the underwriters’ discounts and the Issuer’s estimated offering expenses, and without giving effect to (x) any purchases by the Issuer of Existing Notes and (y) the transactions described in “Description of the Convertible Note Hedge and Warrant Transactions” in the Preliminary Prospectus, in each case as described under “Use of Proceeds” above.

Investors should read the following information in conjunction with the information contained in this pricing term sheet and “Use of Proceeds” and “Description of Other Indebtedness” included the Preliminary Prospectus and the Issuer’s “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and unaudited consolidated financial statements as of and for the three months ended March 31, 2011 incorporated by reference in the Preliminary Prospectus.

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March 31, 2011
As Adjusted (3)
(in thousands, except par value)
Existing Senior Convertible Notes due 2013	$230,000
Convertible Senior Notes due 2017 (1)	350,000
Other long-term liabilities	16,753
Noncontrolling interests	11,496
Stockholders’ equity: (2)
Preferred stock, $0.001 par value; 5,000 shares authorized, none outstanding	—
Common stock, $0.001 par value; 70,000 shares authorized, 39,652 issued and outstanding	40
Additional paid-in capital	553,484
Accumulated other comprehensive income	1,316
Accumulated deficit	(109,056)

Total stockholders’ equity	445,784
Total capitalization	$1,054,033

(1)	If the Issuer has not received the requisite stockholder approvals to (i) amend its restated certificate of incorporation to sufficiently increase the number of authorized shares of its common stock to permit the conversion into shares of its common stock of all Notes and of the maximum number of shares of its Series A participating preferred stock issuable upon exercise of the warrants it is issuing to certain underwriters or their affiliates in connection with the Offering and (ii) authorize such conversion of its Series A participating preferred stock into common stock as described under “Description of Notes – Conversion Rights – Settlement Upon Conversion” in the Preliminary Prospectus, the conversion option that is part of the Notes will be accounted for as a derivative. If the Issuer has received such stockholder approvals, the conversion option will be accounted for as equity and will be included in the additional paid-in capital section of stockholders’ equity on the Issuer’s consolidated balance sheet. In either case, the value of the conversion option will be treated as original issue discount for purposes of accounting for the debt component of the Notes. The debt component will accrete up to the principal amount over the expected term of the debt. These accounting standards do not affect the actual amount the Issuer is required to repay, and the amount shown in the table above for the Notes is the aggregate principal amount of the Notes and does not reflect the debt discount the Issuer will be required to recognize.

(2)	Outstanding shares as of March 31, 2011 excludes:

•	7,109,395 shares of common stock issuable upon the exercise of options to purchase the Issuer’s common stock outstanding at March 31, 2011, at a weighted average exercise price of $30.00 per share;

•	1,005,953 shares of common stock issuable upon the vesting of restricted stock unit awards outstanding at March 31, 2011;

•	2,056,426 shares of common stock reserved for future issuance under the Issuer’s 2004 Employee Stock Purchase Plan at March 31, 2011;

•	5,140,845 shares of common stock issuable upon the exercise of warrants outstanding at March 31, 2011 at an exercise price of $49.13 per share;

•	5,140,845 shares of common stock issuable upon the conversion of Existing Senior Convertible Notes outstanding at March 31, 2011;

•	10,799,110 shares that may become issuable upon the conversion of the Notes (assuming no exercise of the over-allotment option), assuming the requisite stockholder approvals; and

•

16,614,080 shares that may become issuable upon conversion of the Series A participating preferred stock issuable upon exercise of the warrant transactions entered into by the Issuer concurrently with the pricing of the Notes (excluding any warrant transactions that we may enter into if the underwriters exercise the over-allotment option), assuming the requisite stockholder approvals.

(3)	As adjusted amount does not include the effect of (i) the cost of the convertible note hedge transactions, which will result in an adjustment to additional paid-in capital if the Issuer receives the stockholder approvals described in the “Description of Notes” section of the Preliminary Prospectus, or (ii) the proceeds to the Issuer from the warrant transactions.

Change From Preliminary Prospectus:

The following sentence shall replace the third sentence in the final paragraph on page 94 of the Preliminary Prospectus in the section entitled “Underwriting”:

“Notwithstanding the above, this lock-up provision will not apply to us with respect to, among other things, (1) the grant of any warrant to any of the underwriters or their affiliates and transfers or sales of shares of common stock, each pursuant to the convertible note hedge and warrant transactions executed by us concurrently with the pricing of the notes and (2) issuances of our common stock, options, warrants or other convertible or exchangeable securities relating to our common stock to any third party as consideration in connection with any merger, acquisition, business combination or other strategic or commercial relationship, in an amount not to exceed 6% of our fully-diluted shares of

Sch C - 4

common stock outstanding immediately after giving effect to the offering of the notes, provided that in the case of (2) above the recipient of such securities agrees to be bound in writing by a lock-up agreement.”

The Issuer has filed a registration statement (including the Preliminary Prospectus) with the Securities and Exchange Commission, or SEC, for the Offering to which this communication relates. Before you invest, you should read the Preliminary Prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and the Offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the Offering will arrange to send you the Preliminary Prospectus if you request it by calling BofA Merrill Lynch at 866-500-5408 or Goldman, Sachs & Co. at 866-471-2526. In addition, copies of the Preliminary Prospectus may be obtained from BofA Merrill Lynch, 4 World Financial Center, New York, NY 10080, Attn: Prospectus Department, or by emailing dg.prospectus_requests@baml.com or Goldman, Sachs & Co., Attention: Prospectus Department, 200 West Street, New York, NY 10282 or by emailing prospectus-ny@ny.email.gs.com.

This communication should be read in conjunction with the Preliminary Prospectus dated June 21, 2011. The information in this communication supersedes the information in the Preliminary Prospectus to the extent inconsistent with the information in such Preliminary Prospectus. Terms used but not defined herein have the meanings given in the Preliminary Prospectus.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Sch C - 5

Exhibit A

FORM OF LOCK-UP TO BE DELIVERED PURSUANT TO SECTION 5(i)

            , 2011

Merrill Lynch, Pierce, Fenner & Smith

                    Incorporated

Goldman, Sachs & Co.

    as Representatives of the several Underwriters

c/o	Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, New York 10036

c/o	Goldman, Sachs & Co.
200 West Street
New York, New York 10282

Re:	Proposed Public Offering by NuVasive, Inc.

Dear Sirs:

The undersigned, a stockholder and an officer and/or director of NuVasive, Inc., a Delaware corporation (the “Company”), understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Goldman, Sachs & Co. propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering of $350,000,000 aggregate principal amount of the Company’s Convertible Senior Notes (the “Securities”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 90 days from the date of the Underwriting Agreement (the “Lock-up Period”), the undersigned will not, without the prior written consent of Merrill Lynch and Goldman, Sachs & Co., directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, the undersigned may transfer the Lock-up Securities (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) pursuant to any contract, instruction or plan complying with Rule 10b5-1 (a “10b5-1 Plan”) under the 1934 Act that has been entered into by the undersigned prior to the date of this agreement, (iv) the establishment or modification of a 10b5-1 Plan for the transfer of shares of Common Stock, provided that such 10b5-1 Plan does not provide for the transfer of Common Stock during the lock-up period; and provided further, that no public announcement of the entry into, or modification of, such 10b5-1 Plan shall be required or voluntarily made during the term of the lock-up period; or (iv) with the prior written consent of Merrill Lynch and Goldman, Sachs & Co.; provided, however, in the case of clauses (i) and (ii), no party, including the undersigned, shall (a) be required to, nor shall it voluntarily, file a report under the Securities Exchange Act of 1934, as amended, in connection with such transfer (other than a filing on Form 5 made after the expiration of the 90-day restricted period referred to above) or (b) otherwise voluntarily effect any public filing, report or announcement of such transfer.

For purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this agreement and there shall be no further transfer of such capital stock except in accordance with this agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned now has, and, except as contemplated by clause (i), (ii) or (iii) above, for the duration of this agreement will have, good and marketable title to the Lock-up Securities, free and clear of all liens, encumbrances, and claims whatsoever.

No provision in this agreement shall be deemed to restrict or prohibit the exercise or exchange by the undersigned of any option or warrant to acquire shares of Common Stock, or any other security exchangeable or exercisable for, or convertible into, Common Stock, provided that the undersigned does not transfer the Common Stock acquired on such exercise or exchange during the lock-up period, unless otherwise permitted pursuant to the terms of this agreement.

Notwithstanding the foregoing, if, in the judgment of Merrill Lynch and Goldman, Sachs & Co., the provisions of FINRA Rule 2711(f) apply with respect to the Common Stock and:

(1) during the last 17 days of the Lock-up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the Lock-up Period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Merrill Lynch and Goldman, Sachs & Co. waive, in writing, such extension.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial Lock-up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-up Period (as may have been extended pursuant to the previous paragraph) has expired.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Very truly yours,

Signature:

Print Name:

Exhibit B

FORM OF OPINION OF COUNSEL TO THE COMPANY

June     , 2011

Merrill Lynch, Pierce, Fenner & Smith

 Incorporated

Goldman, Sachs & Co.

  as Representatives of the several Underwriters listed on Schedule A to the Underwriting Agreement

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York 10036

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Ladies and Gentlemen:

We have acted as U.S. counsel to NuVasive, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale by the Company of an aggregate principal amount of $402,500,000, 2.75% Convertible Senior Notes due 2017, including up to an aggregate principal amount of $52,500,000, 2.75% Convertible Senior Notes due 2017, subject to the exercise of the over-allotment option by the Underwriters (the “Securities”) convertible into cash or shares of the Company’s common stock par value $0.001 per share (the “Common Stock”) or a combination of both cash and shares of Common Stock, pursuant to that certain Underwriting Agreement (the “Underwriting Agreement”), dated June 22, 2011, by and between the Company and you, as representatives (“Representatives”) and each of the other Underwriters named in Schedule A thereto (the “Underwriters”).

This opinion is delivered to you at the Company’s request pursuant to Section 5(b) of the Underwriting Agreement. Capitalized terms used and not defined in this letter shall have the meanings ascribed to them in the Underwriting Agreement.

A.	Documents Examined

In rendering the opinions set forth herein, we have examined the Underwriting Agreement, the Registration Statement, the Prospectus, and the General Disclosure Package. We have also examined such other corporate documents and records of the Company and made such other investigation as we have deemed necessary or appropriate to render the opinions set forth below. As to matters of fact material to our opinions set forth below, we have relied, without independent investigation or inquiry, on representations made in the Underwriting Agreement and on certificates and other inquiries of officers or agents of the Company. We have also relied upon certificates of public officials and relevant public records.

B.	Opinions

Based on the foregoing, and subject to the assumptions, qualifications, and limitations set forth below, it is our opinion that:

1. The Company is validly existing as a corporation and in good standing under the laws of the State of Delaware and has the corporate power to own, lease and operate its properties and authority to conduct its business as described under the caption “Business” in the General Disclosure Package and the Prospectus. The Company is qualified to do business as a foreign corporation in and is in good standing in those jurisdictions identified on Schedule 1 to this letter.

2. The authorized, issued and outstanding capitalization of the Company is as set forth in the Registration Statement, General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to the Underwriting Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, General Disclosure Package and the Prospectus or pursuant to conversion or exercise of convertible securities or options referred to in the Registration Statement, General Disclosure Package and the Prospectus); the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

3. The Subsidiary listed on Schedule 2 is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described under the caption “Business” in the Registration Statement, General Disclosure Package and the Prospectus and is qualified to do business as a foreign corporation and is in good standing in each jurisdiction listed on Schedule 3. The Company owns all outstanding capital stock of the Subsidiary.

4. No consent, approval, authorization, or order of, or filing with, any federal, Delaware corporate or California state governmental or regulatory agency or body is required to be obtained or made by the Company in connection with the execution and delivery by the Company of the Underwriting Agreement, the Indenture and the Securities or the performance by the Company of its obligations thereunder, including the issuance and sale of the Securities being delivered by the Company, except for the registration of the Securities under the 1933 Act and such consents, approvals, authorizations, orders, or filings as may be required under the 1933 Act or state or foreign securities laws.

5. The execution, delivery and performance by the Company of the Underwriting Agreement, the Indenture and the Securities, and the consummation by the Company of the transactions contemplated by the Underwriting Agreement, the Indenture and the Securities and in the Registration Statement, the General Disclosure Package and the Prospectus will not (a) violate the charter or bylaws of the Company, (b) result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge, or encumbrance upon any property or assets of the Company pursuant to any agreement listed as Exhibits 2.1 through 2.4, 4.1 through 4.8, or 10.1 through 10.30, inclusive, in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 (each a “Material Agreement”), (c) violate California or federal law or the Delaware General Corporation Law, or (d) violate any court order, judgment, or decree that is applicable to it and known to us.

6. The statements relating to legal matters in the General Disclosure Package and Prospectus set forth under the captions “Description of Capital Stock” – Common Stock,” “Description of Capital Stock – Preferred Stock,” “Underwriting,” and “United States Federal Income Tax Consequences

to Non-United States Holders,” in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings, or legal conclusions, have been reviewed by us, and fairly summarize and are correct in all material respects such legal matters, documents or proceedings.

7. To our knowledge, there are no (a) current or pending legal or governmental proceedings that are required under the 1933 Act to be described in the Registration Statement or the Prospectus that are not described as required, or (b) contracts or documents that are required under the 1933 Act to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that have not been so described or filed as required.

8. The Underwriting Agreement has been duly authorized, executed, and delivered by the Company.

9. The Indenture has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee in the case of the Indenture) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

10. The Securities are in the form contemplated by the Indenture, have been duly authorized, executed, issued and delivered by the Company and, assuming that the Securities have been duly authenticated by the Trustee in the manner described in its certificate delivered to you today (which fact such counsel need not determine by an inspection of the Securities), the Securities constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture.

11. The Indenture has been duly qualified under the 1939 Act.

12. The Securities and the Indenture conform as to legal matters in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

13. The Common Stock conforms in all material respects to the description relating thereto as set forth in the General Disclosure Package and the Prospectus under the caption “Description of Capital Stock” in all material respects. Upon receipt by the Company of stockholder approval to (i) amend its Restated Certificate of Incorporation to increase the number of authorized but unissued shares of Common Stock to permit (1) the conversion and settlement of the Securities (including any Securities that may be issued upon exercise of the over-allotment option) into shares of Common Stock, and (2) the conversion and settlement, through the delivery of shares of Common Stock, of the maximum number of shares of Series A participating preferred stock issuable upon exercise of the warrants issued by the

Company to the Underwriters or their affiliates concurrently with the issuance of the Securities and (ii) authorize such conversion and settlement of the Series A participating preferred stock in accordance with NASDAQ Listing Rule 5635, the maximum number of shares of Common Stock issuable upon conversion of the Securities (assuming the Company elects to deliver solely Common Stock upon conversion of the Securities) will be duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such shares, when issued upon such conversion, will be validly issued and will be fully paid and non-assessable; no holder of such shares will be subject to personal liability by reason of being such a holder; and the issuance of such shares upon such conversion will not be subject to the preemptive or other similar rights of any securityholder of the Company.

14. The Registration Statement, as of its effective date, and the General Disclosure Package and the Prospectus, as of June 28, 2011, and the date hereof (and, in each case, other than the financial statements, notes and related schedules thereto, information of a statistical nature derived from the financial statements, notes and schedules thereto and other information of a financial or accounting nature included in or omitted therefrom, and the Trustee’s Statement of Eligibility on Form T-1 (the “Form T-1”), as to which we do not express any opinion or belief), appeared on their face to comply as to form in all material respects with the applicable requirements of the 1933 Act and the 1933 Regulations.

15. The documents incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

16. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required to register as an “investment company” under the 1940 Act.

17. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Underwriting Agreement or the Indenture or for the offering, issuance, sale or delivery of the Securities or the performance of the Indenture and the Securities.

C.	Confirmations

1. The Registration Statement has been declared effective by the Commission under the 1933 Act and the 1933 Act Regulations; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act or any order preventing or suspending the use of any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued, and no proceedings for any such purpose have been instituted or are pending or threatened by the Commission or any other Governmental Entity.

2. The establishment or confirmation of factual matters or financial or quantitative information is beyond the scope and purpose of our professional engagement in this matter. Therefore, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or the General Disclosure Package (except for those specifically referred to in Paragraph 6 above), and we have not made any independent check or verification thereof. However, in the course of acting as counsel to the Company in connection with the preparation by the Company of the Registration Statement, the Prospectus and the General Disclosure Package, we have participated in conferences with officers and other representatives of the Company, representatives of the Underwriters, counsel for the Underwriters and the independent registered public accounting firm for the Company during which conferences the contents of the Registration Statement, the Prospectus and the General Disclosure Package and related matters were discussed.

Based upon our participation described above, we advise you that nothing has come to our attention that caused us to believe that (a) the Registration Statement (other than the financial statements, schedules, and other financial data included or incorporated by reference therein or omitted therefrom and, in the Form T-1 as to which we express no view), as of the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the General Disclosure Package (other than the financial statements, schedules, and other financial data included or incorporated by reference therein or omitted therefrom, as to which we express no view), as of the Applicable Time or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (c) the Prospectus (other than the financial statements, schedules, and other financial data included or incorporated by reference therein or omitted therefrom, as to which we express no view), as of its date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

D.	Assumptions

With your permission, in rendering the foregoing opinions, we have made the following assumptions. We have made these assumptions without independent verification, and with the understanding that we are under no duty to inquire about or perform any investigation regarding such matters.

1. The genuineness of all signatures not witnessed.

2. Each person who is a natural person, and who is executing the Underwriting Agreement, or otherwise involved in the transactions contemplated by the Underwriting Agreement, possesses the legal competency and capacity necessary for such individual to execute such documents and/or to carry out such individual’s obligations thereunder.

3. The representations and warranties as to factual matters made by the Company in the Underwriting Agreement are true, correct and complete.

4. The Underwriting Agreement and the transactions contemplated thereby were fair and reasonable as to the Company at the time of their authorization, approval or ratification by the Company’s

Board of Directors, and the Company’s Board of Directors complied with any applicable fiduciary duties in connection with the authorization and performance of the Underwriting Agreement.

E.	Qualifications and Limitations

The opinions set forth above are subject to the following qualifications and limitations:

1. The opinions expressed in Paragraphs B.1 and B.3 above as to the valid existence and good standing of the Company and the Subsidiaries are based solely on our review of the certificates listed on Schedules 1, 2 and 3, copies of which have been made available to you and your counsel, and our opinions with respect to such matters are limited accordingly.

2. With respect to our opinion in Paragraph B-2 that the authorized capital stock of the Company is as set forth under the caption “Description of Capital Stock” in the General Disclosure Package and the Prospectus, we have relied upon our review of the Delaware General Corporation Law, our review of the Company’s charter, as amended from time to time, as to the number of shares of each authorized series and class of capital stock set forth under the caption “Description of Capital Stock” in the General Disclosure Package and the Prospectus, and the respective rights, preferences, privileges, and restrictions thereof, and on certificates of officers.

3. With respect to our opinion in Paragraph B.2 that each outstanding share of Common Stock of the Company has been duly authorized and validly issued and is fully paid and non-assessable, we have relied upon the representation concerning receipt by the Company of full consideration for such shares made to us.

4. With respect to our opinion in Paragraphs B.4 regarding (i) consents, approvals, authorizations and orders of, or filings with any Governmental Authority or any court, and (ii) any court orders, judgments or decrees, we have relied solely upon written representations made to us by an officer of the Company and we have not conducted any special investigation of laws, statutes, rules or regulations, and our opinion with respect thereto is limited to the laws, statutes, rules and regulations of the United States and the State of California, and provisions of Delaware General Corporation Law.

5. With respect to our opinion in Paragraph B.5 regarding Material Agreements, we express no opinion on compliance by the Company with any financial covenants contained in any Material Agreement.

6. With respect to our statement in Paragraph C.1 concerning the effectiveness of the Registration Statement, the filing of the Prospectus, the filing of each Issuer Free Writing Prospectus, and the absence of stop order suspending the effectiveness of a Registration Statement on any part thereof, we have relied upon telephonic confirmation from the staff of the Commission on June 28, 2011 and such other matters as we have deemed appropriate.

7. Our opinion is limited to the Delaware General Corporation Law and to such federal and California laws as in our experience are of general application to transactions of the sort contemplated by the Underwriting Agreement. We express no opinion regarding how any court would address any questions of choice of law, choice of venue or conflict of law.

8. As used in this opinion, the phrase “to our knowledge,” or words of similar import, mean, as to matters of fact, that, to the actual knowledge of the attorneys within our firm who have performed substantive legal services for the Company, but, except as expressly stated herein, without any independent factual investigation or verification of any kind, such matters are factually correct.

9. We express no opinion with respect to (i) the effect of applicable bankruptcy, insolvency, reorganization, liquidation, conservatorship, readjustment of debt, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, (ii) the availability of equitable remedies, including specific performance, (iii) the enforceability of the Underwriting Agreement under Section 1670.5 of the California Civil Code, (iv) the enforceability of provisions in the Underwriting Agreement releasing a party against liability for wrongful or negligent acts, indemnifying a party to the extent that the events giving rise to the indemnity arise in whole or in part from such wrongful or negligent act, or where release or indemnification is contrary to public policy, including but not limited to indemnification or releases relating to any issue covered by the securities laws, and (v) the compliance or noncompliance with the antifraud provisions of state or federal laws, rules and regulations concerning the issuance of securities.

10. To the extent that any of the Material Agreements that we have reviewed are governed by the laws of any jurisdiction other than the State of California, our opinion relating to those agreements and instruments is based solely upon the plain meaning of their language and the assumption that the laws of such jurisdiction are the same as the laws in the State of California, and without consideration of any parol evidence. Moreover, we have not considered, and we express no opinion on the effect of provisions relating to the occurrence of a “material adverse effect” or words of similar import contained in any such agreement or instrument.

The opinions and confirmations included in this letter are intended for the sole use of the Underwriters in connection with the transaction described above and are not to be made available to or relied upon by any other person or entity (including, without limitation, any person or entity who acquires the Securities from an Underwriter), nor may this letter be relied upon or used by the Underwriters for any other purpose, without our prior express written consent. The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinion should be inferred beyond the matters expressly stated. This letter is rendered as of the date hereof and we disclaim any undertaking to advise you hereafter of any facts, circumstances, events or developments hereafter occurring or coming to our attention which may alter, affect or modify the opinions or confirmations expressed herein.

Very truly yours,

Exhibit C

FORM OF OPINION OF PATENT COUNSEL TO THE COMPANY

June     , 2011

Merrill Lynch, Pierce, Fenner & Smith, Inc.

Bank of America Tower

One Bryant Park

New York, New York 10036

Goldman, Sachs & Co.

2121 Avenue of the Stars

The Fox Plaza Building, Suite 2600

Los Angeles, California 90067

Re:	NuVasive, Inc.

Ladies and Gentlemen:

We are Jason Hannon, Executive Vice President and General Counsel, and Jonathan D. Spangler, Vice President and Chief Patent Counsel of NuVasive, Inc., a Delaware corporation (the “Company”). This opinion letter is rendered to you pursuant to that certain underwriting agreement (the “Underwriting Agreement”) by and between Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Goldman, Sachs & Co. and each of the other parties thereto (collectively, the “Underwriters”) in connection with the issuance and sale by the Company of an aggregate of $350,000,000 principal amount of its 2.75% Convertible Senior Notes due 2017 to be issued in accordance with the provisions of an Indenture dated as of June 28, 2011 between the Company and U.S. Bank National Association, as trustee.

This opinion is being rendered pursuant to Section 8(c) of the Agreement solely in our respective capacities as the Company’s General Counsel and Chief Patent Counsel. Capitalized terms used without definition in this opinion shall have the meanings ascribed to them in the Underwriting Agreement.

In connection with this opinion, we have assumed the authenticity of all records, documents, and instruments submitted to either of us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents, and instruments submitted to me as copies. In connection with this opinion, we have reviewed only those records, documents and instruments that we regularly review in the course of our respective normal duties (collectively, the “Records”).

Based solely upon our (i) review of the Records, (ii) inquiries into the Company’s business activities, (iii) examination of Company documents brought to the attention of either of us and (iv) examination of such questions of law as either of us has deemed necessary or appropriate for the purpose of this opinion, and subject to the limitations and qualifications expressed herein, it is our opinion that:

(i) Nothing has come to our attention which causes either of us to believe that the statements relating to any intellectual property rights owned or licensed by the Company or its subsidiaries included in Part I, Item 1 of the Company’s Form 10-K for the year ended December 31, 2010 (“2010 Form 10- K”)

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under the caption “Business—Intellectual Property”, “—Patents” and “Trademarks”, and the statements set forth in the Company’s Form S-3 Registration Statement filed on June 21, 2011 (the “Registration Statement”) under the heading “Risk Factors—Risks Related to Our Intellectual Property and Litigation—Our Ability to Protect Our Intellectual Property and Proprietary Technology Through Patents and Other Means is Uncertain” as of the date thereof contain any untrue statement of material fact or fail to state any material fact necessary to make the statements therein not misleading.

(ii) To our knowledge, the Company owns or otherwise possesses sufficient rights under all intellectual property rights that are currently employed by the Company in connection with the business now operated by it, or that is necessary for the manufacture, use or sale of (a) its current products as described in Part I, Item 1 of the Company’s 2010 Form 10-K under the heading “Business—The NuVasive Solution—Maximum Access Surgery (MAS),” and (b) the PCM cervical disc system as described in Part I, Item 1 of the Company’s 2010 Form 10-K under the caption “Development Projects.”

(iii) To our knowledge, neither the Company nor its subsidiaries has received any communication or notice alleging any act of infringement by the Company or any of its subsidiaries of any intellectual property rights of any third party other than those disclosed in due diligence or as disclosed in the General Disclosure Package or incorporated by reference therein.

(iv) To our knowledge, the claims of all issued, unexpired patents owned by or exclusively licensed to the Company or any of its subsidiaries are valid and enforceable under the U.S. patent laws.

(v) To our knowledge, the statements set forth in the Registration Statement under the heading “Risk Factors—Risks Related to Our Intellectual Property and Litigation,” insofar as such statements purport to summarize applicable provisions of United States patent law and regulations promulgated thereunder, are accurate summaries in all material respects of the provisions purported to be summarized therein.

(vi) To our knowledge, no interference, reexamination, or other judicial or administrative proceeding pertaining to the validity, enforceability, or scope of any patents or other intellectual property rights owned by or exclusively licensed to the Company has been threatened or declared other than as disclosed in the General Disclosure Package or incorporated by reference therein.

(vii) To our knowledge, all material published literature, all material patent references, and any other material pertinent information relating to the inventions claimed in any patents or patent applications owned by the Company or any of its subsidiaries and qualifying as prior art under United States patent law known to them has been or will be disclosed to the United States Patent and Trademark Office (USPTO) in accordance with 37 C.F.R. Section 1.56. To our knowledge, all material information submitted to the USPTO in the relevant applications, and in connection with the prosecution of the relevant applications, was believed to be accurate at the time it was submitted. Neither of us, nor to our knowledge, the Company and its subsidiaries, have made any material misrepresentation or concealed any material information from the USPTO in any patent or patent application owned by the Company or any of its subsidiaries in violation of 37 C.F.R. Section 1.56.

This opinion is rendered to you in connection with the Agreement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation, or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any developments in areas covered by this opinion that occur after the date of this opinion.

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Very truly yours,

Jason Hannon
Executive Vice President and General
Counsel

Jonathan D. Spangler,
Vice President and Chief Patent Counsel

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